Exhibit 99.1

Harris Corporation Reports Fiscal 2014 Fourth Quarter Results

MELBOURNE, Florida, July 29, 2014 — Harris Corporation (NYSE:HRS) reported revenue in the fourth quarter of fiscal 2014 of $1.33 billion and GAAP income from continuing operations of $138 million, or $1.28 per diluted share. In the prior year, revenue was $1.36 billion and GAAP income from continuing operations was $71 million, or $0.65 per diluted share. Prior year non-GAAP income from continuing operations, excluding charges related to restructuring and other actions, was $154 million, or $1.41 per diluted share. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables. Free cash flow (net cash provided by operating activities less capital expenditures) in the fourth quarter was $334 million compared with $273 million in the prior year.

“Fourth quarter revenue and earnings were solid, and the company continues to generate substantial free cash flow while still investing for the future,” said William M. Brown, chairman, president and chief executive officer. “Higher revenue and operating income in Government Communications Systems as well as efficiencies from operational excellence initiatives across the segments contributed to the solid performance in a tough U.S. Government spending environment.”

For full fiscal year 2014, revenue was $5.01 billion compared with $5.11 billion in the prior year. GAAP income from continuing operations was $540 million, or $5.00 per diluted share, compared with $466 million, or $4.16 per diluted share, in the prior year. Non-GAAP income from continuing operations in the prior year was $549 million, or $4.90 per diluted share. Fiscal 2014 free cash flow was $648 million and 120 percent of income from continuing operations.

RF Communications

Revenue in the fourth quarter for the RF Communications segment was $493 million compared with $501 million in the prior year. Tactical Communications revenue was $348 million, increasing 4 percent, and Public Safety revenue was $145 million, decreasing 12 percent. Segment operating income was $141 million. In the prior year, segment operating income was $176 million, and non-GAAP operating income was $185 million.

Orders for the segment totaled $361 million, including $232 million in Tactical Communications and $129 million in Public Safety. Book-to-bill for the segment was 0.73 for the fourth quarter and 0.89 for the fiscal year. Funded backlog was $564 million in Tactical Communications and $570 million in Public Safety.

International tactical radio orders in the quarter included $78 million from a country in Central Asia, $15 million from a government in the Middle East, and $14 million from the Philippines. Harris was also awarded 5-year multi-vendor Indefinite Delivery Indefinite Quantity (IDIQ) contracts from the U.S. Army for Soldier Radio Waveform (SRW) vehicular appliqué systems with a potential total value of $988 million. Public Safety orders included a $25 million follow-on order from the San Francisco Municipal Transportation Authority, bringing orders to-date to $72 million under a $92 million contract, and an $8 million follow-on order from the U.S. Marine Corps, bringing orders to-date to $36 million.

Integrated Network Solutions

Revenue in the fourth quarter for the Integrated Network Solutions segment was $373 million, decreasing 9 percent compared with $412 million in the prior year. Segment operating income was $33 million. In the prior year, segment operating loss was $17 million, and non-GAAP operating income was $36 million.

During the quarter, IT Services was awarded a 5-year contract with a potential value of $29 million for the U.S. State Department’s Global IT Modernization Program and awards totaling $26 million under the Department of Veterans Affairs T4 IDIQ contract. CapRock Communications orders included $20 million and $15 million from two international oil and gas drilling companies, and three follow-on orders totaling $29 million from the Defense Information Systems Agency to provide managed satellite bandwidth services.

Government Communications Systems

Revenue in the fourth quarter for the Government Communications Systems segment was $480 million, increasing 2 percent compared with $471 million in the prior year. Major drivers included higher revenue from classified customers, the FAA’s NextGen DataComm program, the F-35 program, and the U.S. Navy’s Commercial Broadband Satellite program, partially offset by lower revenue from NASA’s Space Network Ground Segment Sustainment program and NOAA’s GOES-R weather program. Segment operating income was $69 million. In the prior year, segment operating income was $54 million, and non-GAAP operating income was $65 million.

During the quarter, Harris was awarded two 5-year, single-award IDIQ contracts totaling $773 million from the National Geospatial Intelligence Agency (NGA) for the Foundation GEOINT Content Management (FGCM) program to provide imagery products for two of three regions – $365 million for Region A for the U.S. Pacific Command and U.S. Northern Command, and $408 million for Region C for the U.S. Africa Command and U.S. Southern Command. Harris also was awarded two follow-on contracts totaling $78 million for the F-35 program and awards totaling $98 million from classified customers.

Harris was recently awarded two new wins for commercially-hosted satellite payloads, including a $63 million order in the fourth quarter for a payload program, and following the close of the quarter, a 5-year, $495 million multi-vendor IDIQ contract from the U.S. Air Force for the Hosted Payload Solutions (HoPS) program.

Earnings Guidance

Initial guidance for GAAP income from continuing operations for fiscal 2015 is a range of $4.75 to $5.00 per diluted share. Revenue guidance for fiscal 2015 is a range of 1 to 3 percent lower compared with fiscal 2014.

Harris will host a conference call today, July 29, at 8:30 a.m. Eastern Time (ET) to discuss its fourth quarter fiscal 2014 financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 65762292. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on July 29.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and about 14,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems and services. Additional information about Harris Corporation is available at www.harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including income from continuing operations and income from continuing operations per diluted share for the fourth quarter of fiscal 2013 and for fiscal 2013, excluding charges related to restructuring and other actions in the fourth quarter of fiscal 2013; free cash flow for the fourth quarter of fiscal 2014 and the fourth quarter of fiscal 2013 and for fiscal 2014, in each case excluding cash flow for capital expenditures; and operating income for the RF Communications segment, the Integrated Network Solutions segment and the Government Communications Systems segment for the fourth quarter of fiscal 2013, in each case excluding charges related to restructuring and other actions in the fourth quarter of fiscal 2013. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Attachments: Financial statements (7 tables).

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2015; potential contract opportunities and awards; the potential value of contract awards; and statements regarding outlook. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, and cost-cutting initiatives); the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; the continued effects of the general weakness in the global economy and U.S. Government’s budget deficits and national debt; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses; performance of the company’s subcontractors and suppliers; potential claims that the company is infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in the company’s effective tax rate; the potential impact of natural disasters or other disruptions on the company’s operations; the potential impact of changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company’s managed satellite and terrestrial communications solutions; and changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1

HARRIS CORPORATION

FY ‘14 Fourth Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013
	(In millions, except per share amounts)
Revenue from product sales and services	$1,329.4	$1,359.6	$5,012.0	$5,111.7

Cost of product sales and services	(899.6)	(887.8)	(3,310.5)	(3,385.0)
Engineering, selling and administrative expenses	(203.9)	(300.7)	(819.6)	(914.5)
Non-operating income (loss)	(0.4)	(39.1)	4.3	(40.7)
Interest income	0.8	0.4	2.8	2.2
Interest expense	(23.0)	(26.0)	(93.6)	(109.1)

Income from continuing operations before income taxes	203.3	106.4	795.4	664.6
Income taxes	(65.7)	(35.9)	(256.2)	(202.7)

Income from continuing operations	137.6	70.5	539.2	461.9
Discontinued operations, net of income taxes	(6.4)	(15.1)	(5.0)	(353.4)

Net income	131.2	55.4	534.2	108.5
Noncontrolling interests, net of income taxes	0.2	0.1	0.6	4.5

Net income attributable to Harris Corporation	$131.4	$55.5	$534.8	$113.0

Net income per common share attributable to Harris Corporation common shareholders
Basic
Continuing operations	$1.30	$0.65	$5.05	$4.19
Discontinued operations	(0.07)	(0.14)	(0.05)	(3.18)

	$1.23	$0.51	$5.00	$1.01

Diluted
Continuing operations	$1.28	$0.65	$5.00	$4.16
Discontinued operations	(0.06)	(0.14)	(0.05)	(3.15)

	$1.22	$0.51	$4.95	$1.01

Cash dividends paid per common share	$0.42	$0.37	$1.68	$1.48

Basic weighted average common shares outstanding	105.7	107.8	106.1	110.5
Diluted weighted average common shares outstanding	107.0	108.6	107.3	111.2

Table 2

HARRIS CORPORATION

FY ‘14 Fourth Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013
	(In millions)
Revenue
RF Communications	$493.2	$500.6	$1,828.0	$1,849.0
Integrated Network Solutions	373.4	412.2	1,462.9	1,575.8
Government Communications Systems	480.0	470.5	1,801.2	1,783.8
Corporate eliminations	(17.2)	(23.7)	(80.1)	(96.9)

	$1,329.4	$1,359.6	$5,012.0	$5,111.7

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
RF Communications	$140.5	$175.7	$561.5	$576.9
Integrated Network Solutions	32.6	(16.9)	116.4	79.8
Government Communications Systems	69.0	54.3	276.9	252.0
Unallocated corporate expense	(12.8)	(40.1)	(60.2)	(88.5)
Corporate eliminations	(3.4)	(1.9)	(12.7)	(8.0)
Non-operating income (loss)	(0.4)	(39.1)	4.3	(40.7)
Net interest expense	(22.2)	(25.6)	(90.8)	(106.9)

	$203.3	$106.4	$795.4	$664.6

Table 3

HARRIS CORPORATION

FY ‘14 Fourth Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Fiscal Year Ended
	June 27, 2014	June 28, 2013
	(In millions)
Operating Activities
Net income	$534.2	$108.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	204.3	220.6
Share-based compensation	35.4	32.9
Non-current deferred income taxes	31.7	(49.6)
Gain on sale of securities available-for-sale	—	(9.0)
Loss on sale of discontinued operations	5.0	32.2
Impairment of assets of discontinued operations	—	330.9
Impairment of assets	—	47.9
Write-off of capitalized software	—	17.8
Loss on prepayment of long-term debt	—	33.2
(Increase) decrease in:
Accounts and notes receivable	115.8	78.3
Inventories	50.1	(54.1)
Increase (decrease) in:
Accounts payable and accrued expenses	(50.0)	(46.0)
Advance payments and unearned income	(42.0)	82.5
Income taxes	17.1	(3.1)
Other	(52.4)	10.0

Net cash provided by operating activities	849.2	833.0

Investing Activities
Cash paid for intangible assets	(3.3)	—
Cash paid for cost-method investment	—	(0.8)
Additions of property, plant and equipment	(209.3)	(164.8)
Additions of capitalized software	—	(13.4)
Proceeds from sale of property, plant and equipment	8.0	—
Proceeds from sale of discontinued operations	42.0	147.4
Proceeds from sale of securities available-for-sale	—	11.9

Net cash used in investing activities	(162.6)	(19.7)

Financing Activities
Proceeds from borrowings	34.2	18.2
Repayments of borrowings	(133.9)	(364.6)
Payment of contingent consideration	—	(11.6)
Proceeds from exercises of employee stock options	141.3	97.9
Repurchases of common stock	(309.4)	(414.9)
Cash dividends	(180.3)	(164.7)

Net cash used in financing activities	(448.1)	(839.7)

Effect of exchange rate changes on cash and cash equivalents	1.5	(8.6)

Net increase (decrease) in cash and cash equivalents	240.0	(35.0)

Cash and cash equivalents, beginning of year	321.0	356.0

Cash and cash equivalents, end of year	$561.0	$321.0

Table 4

HARRIS CORPORATION

FY ‘14 Fourth Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 27, 2014	June 28, 2013
	(In millions)
Assets
Cash and cash equivalents	$561.0	$321.0
Receivables	566.1	696.8
Inventories	618.7	668.7
Income taxes receivable	28.1	36.2
Current deferred income taxes	112.2	121.2
Other current assets	105.2	77.2
Current assets of discontinued operations	—	27.0
Property, plant and equipment	728.1	653.2
Goodwill	1,711.2	1,692.0
Intangible assets	257.5	308.1
Non-current deferred income taxes	87.3	124.8
Other non-current assets	155.8	132.2

	$4,931.2	$4,858.4

Liabilities and Equity
Short-term debt	$58.3	$144.6
Accounts payable	324.3	339.5
Compensation and benefits	212.8	234.3
Other accrued items	249.8	255.8
Advance payments and unearned income	265.9	308.0
Current deferred income taxes	2.1	1.8
Current portion of long-term debt	1.4	13.4
Long-term debt	1,575.8	1,577.1
Long-term contract liability	83.8	96.8
Other long-term liabilities	331.6	325.9
Equity	1,825.4	1,561.2

	$4,931.2	$4,858.4

HARRIS CORPORATION

FY ‘14 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segment operating income (loss); income from continuing operations attributable to Harris Corporation; income from continuing operations per diluted common share attributable to Harris Corporation common shareholders; and net cash provided by operating activities, adjusted to exclude or deduct certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5

HARRIS CORPORATION

FY ‘14 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Income from Continuing Operations Attributable to Harris Corporation and

Income from Continuing Operations per Diluted Common Share Attributable to Harris Corporation Common Shareholders

(Unaudited)

	Quarter Ended June 28, 2013
	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Income from continuing operations attributable to Harris Corporation (A)	$70.6	$83.0	$153.6

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders (A)	$0.65	$0.76	$1.41

	Fiscal Year Ended June 28, 2013
	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Income from continuing operations attributable to Harris Corporation (B)	$466.4	$83.0	$549.4

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders (B)	$4.16	$0.74	$4.90

Table 6

HARRIS CORPORATION

FY ‘14 Fourth Quarter Summary

Free Cash Flow Calculations

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013
	(In millions)
Net cash provided by operating activities	$395.2	$319.8	$849.2	$833.0
Less net capital expenditures (C)	(61.6)	(46.7)	(201.3)	(178.2)

Free cash flow (1)	$333.6	$273.1	$647.9	$654.8

GAAP income from continuing operations (2)			$539.8

Free cash flow / Income from continuing operations (1) / (2)			120.0%

Table 7

HARRIS CORPORATION

FY ‘14 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Segment Operating Income

(Unaudited)

	Quarter Ended June 28, 2013
	As Reported	Adjustment	Non-GAAP
	(In millions)
Segment Operating Income (Loss)
RF Communications (D)	$175.7	$9.2	$184.9

Integrated Network Solutions (E)	(16.9)	52.5	35.6

Government Communications Systems (F)	54.3	10.5	64.8

HARRIS CORPORATION

FY ‘14 Fourth Quarter Summary

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

Notes to tables 5 through 7:

Note A – Adjustments for pre-tax charges of $126.7 million ($83.0 million after-tax or $.76 per diluted share) for the quarter ended June 28, 2013 associated with company-wide restructuring and other actions, including prepayment of debt, asset impairments, a write-off of capitalized software, facility consolidation, workforce reductions, an exit of a product line and other associated costs.

Note B – Adjustments for pre-tax charges of $126.7 million ($83.0 million after-tax or $.74 per diluted share) for the fiscal year ended June 28, 2013 associated with company-wide restructuring and other actions, including prepayment of debt, asset impairments, a write-off of capitalized software, facility consolidation, workforce reductions, an exit of a product line and other associated costs.

Note C – Net capital expenditures reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

Note D – Adjustments to our RF Communications segment operating income for the quarter ended June 28, 2013 are due to charges associated with company-wide restructuring and other actions, including workforce reductions ($7.1 million) and facility consolidation ($2.1 million).

Note E – Adjustments to our Integrated Network Solutions segment operating income for the quarter ended June 28, 2013 are due to charges associated with company-wide restructuring and other actions, including asset impairments ($31.4 million), a write-off of capitalized software ($17.8 million), facility consolidation ($0.2 million), workforce reductions ($0.2 million) and other associated costs ($2.9 million).

Note F – Adjustments to our Government Communications Systems segment operating income for the quarter ended June 28, 2013 are due to charges associated with company-wide restructuring and other actions, including workforce reductions ($6.1 million), an exit of a product line ($4.0 million) and facility consolidation ($0.4 million).